UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 26, 2017 (December 22, 2017)

Date of Report (Date of earliest event reported)

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Blvd, Suite 550 Rockville. Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 23, 2017, Sucampo Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Sucampo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mallinckrodt plc, an Irish public limited company (“Parent”), and Sun Acquisition Co., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (“Purchaser”). The board of directors of the Company has unanimously approved the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than January 16, 2018, to acquire all of the outstanding shares of Class A Common Stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price of $18.00 per Share in cash (the “Offer Price”), subject to any required withholding of taxes and without interest.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) the absence of a termination of the Merger Agreement, (ii) that the number of Shares validly tendered in accordance with the terms of the Offer and not validly withdrawn, when considered together with all other Shares (if any) otherwise beneficially owned by Parent or any of its wholly owned subsidiaries would represent one more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer (the “Minimum Condition”), (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) that no governmental authority shall have issued any judgment, injunction or other order or enacted any law that makes the Offer or the Merger illegal or otherwise prohibits the acquisition of or payment for the Shares in the Offer consummation of the Offer or the Merger, (v) the absence of certain material adverse effects on the Company and (vi) the delivery of certain financial information. The Purchaser’s obligation to consummate the Offer is not subject to a condition that any financing be received by Purchaser for the consummation of the transactions contemplated by the Merger Agreement.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by Parent, Purchaser, any other wholly owned subsidiary of Parent, in the Company’s treasury or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), subject to any required withholding of taxes and without interest.

Effective as of immediately prior to the Effective Time, each outstanding Company stock option, restricted stock unit, and performance stock unit will fully vest (to the extent not vested) and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to any applicable withholding) equal to the product of the Offer Price and the number of Shares underlying such award (in the case of performance stock units, determined based on “target” levels), less, in the case of stock options, the applicable exercise price.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Purchaser. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior offer, the Company will be required to pay a termination fee of $44 million (the “Termination Fee”). Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to take such action would be inconsistent with the board’s fiduciary duties to the Company’s stockholders under applicable law, payment of the Termination Fee by the Company and the execution of a definitive agreement by the Company with such third party.

Support Agreement

Concurrent with the execution of the Merger Agreement, RJ Fund, LLC, Ryuji Ueno Foundation, Inc., SK Impact Fund, LLC and Sachiko Kuno Foundation, Inc., holders of approximately 32% of the outstanding Shares in the aggregate, entered into a tender and support agreement pursuant to which they agreed to tender such shares in the Offer to be made pursuant to the Merger Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2017, in anticipation of the execution of the Merger Agreement, the board of directors of the Company approved new compensation arrangements and related matters with respect to Peter Greenleaf, Peter Kiener, Max Donley, Peter Pfreundschuh and Jason Meyenburg (collectively, the “Named Executive Officers”) as described below:

•	The board of directors of the Company, based on the recommendation of the Compensation Committee, approved performance-based cash bonus payments to the Named Executive Officers based on the assessment of their achievement of the previously established corporate and personal goals for 2017. The board determined that each of the Named Executive Officers had achieved 100% of his personal objectives and that the corporate goals had been achieved at a level of 140%. As a result, the 2017 performance-based cash bonus payments will be $693,599 for Mr. Greenleaf, $281,573 for Dr. Kiener, $271,117 for Mr. Donley, $189,230 for Mr. Pfreundschuh and $158,400 for Mr. Meyenburg. Such bonuses will be paid prior to December 31, 2017.

•	The board of directors of the Company, based on the recommendation of the Compensation Committee, approved the making of a cash payment to certain executive officers, including each of the Named Executive Officers in connection with the consummation of the Offer and Merger, with such payment to be contingent and effective upon the Effective Time. Such payments will be $1,006,200 for Mr. Greenleaf, $470,283 for Dr. Kiener, $475,960 for Mr. Donley, $375,000 for Mr. Pfreundschuh and $150,000 for Mr. Meyenburg.

•	The board of directors of the Company, based on the recommendation of the Compensation Committee, approved accelerating the vesting of the restricted stock units held by Mr. Donley and Dr. Kiener such that the restricted stock units were fully vested on December 22, 2017. The shares of the Company’s Class A Common Stock subject to such restricted stock units shall be delivered or issued to Mr. Donley and Dr. Kiener on or before December 31, 2017.

Item 8.01	Other Events.

On December 26, 2017, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement as described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference

Additional Information

The foregoing descriptions of the Merger Agreement are not complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement, and the foregoing descriptions of such agreement, have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the Company to Parent and Purchaser in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Notice to Investors/Important Additional Information will be Filed with the U.S. Securities and Exchange Commission

This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Sucampo stock. Purchaser has not commenced the Offer for Shares described in this announcement. Upon commencement of the Offer, Parent and Purchaser will file with the U.S. Securities and Exchange Commission (SEC) a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Sucampo will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. Stockholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov or by contacting the investor relations department of Sucampo at the email address included below.

Contact:

Sucampo Pharmaceuticals, Inc.

Silvia Taylor

Senior Vice President, Investor Relations and Corporate Affairs

1-240-223-3718

staylor@sucampo.com

Forward-Looking Statements

This communication may contain certain forward-looking statements regarding Sucampo, including without limitation with respect to its business, the proposed tender offer and merger, the expected timetable for completing the transaction, and the strategic and other potential benefits of the transaction. Completion of the Offer and Merger are subject to conditions, including satisfaction of a minimum tender condition and the need for regulatory approval, and there can be no assurance that those conditions can be satisfied or that the transactions described in this communication (the “Transactions”) will be completed or will be completed when expected. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risk that not all conditions of the Offer or the Merger will be satisfied or waived; uncertainties regarding the two companies’ ability to successfully market both new and existing products; uncertainties relating to the anticipated timing of filings and approvals relating to the Transactions; uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Sucampo’s stockholders will tender their stock in the tender offer; the possibility that competing offers will be made; the failure to complete the Offer or the Merger in the timeframe expected by the parties or at all; the outcome of legal proceedings that may be instituted against Sucampo and/or others relating to the Transactions; Sucampo’s ability to maintain relationships with employees or vendors; domestic and global economic and business conditions; and other risk factors described in Sucampo’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the United States Securities and Exchange Commission. Any forward-looking statements in this communication are based upon information known to Sucampo on the date of this announcement. Sucampo does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 23, 2017, by and among Sucampo Pharmaceuticals, Inc., Mallinckrodt plc and Sun Acquisition Co.

99.1	Joint Press Release of Sucampo Pharmaceuticals, Inc. and Mallinckrodt plc, dated December 26, 2017.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Exhibit Index

Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 23, 2017, by and among Sucampo Pharmaceuticals, Inc., Mallinckrodt plc and Sun Acquisition Co.

99.1	Joint Press Release of Sucampo Pharmaceuticals, Inc. and Mallinckrodt plc, dated December 26, 2017.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Dated: December 26, 2017
	By:	/s/ Alex Driggs
Alex Driggs
General Counsel & Corporate Secretary